Automatic Coinsurance Agreement


                                     Between


                   American Skandia Life Assurance Corporation
                         of Shelton, Connecticut U.S.A.
                (Reinsured referred to as you, your or Reinsured)


                                       and


                   The Prudential Insurance Company of America
                          of Newark, New Jersey, U.S.A.
                         (referred to as the Reinsurer)


Final Execution Version 10/1/2004

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


                                TABLE OF CONTENTS

ARTICLE I........................................................................3
   AUTOMATIC REINSURANCE.........................................................3
ARTICLE II.......................................................................3
   LIABILITY.....................................................................3
ARTICLE III......................................................................4
   PLAN AND AMOUNT OF INSURANCE..................................................4
ARTICLE IV.......................................................................4
   REINSURANCE PREMIUMS..........................................................4
ARTICLE V........................................................................4
   PAYMENTS BY REINSURER.........................................................4
ARTICLE VI.......................................................................4
   REPORTING AND CASH SETTLEMENT.................................................4
ARTICLE VII......................................................................5
   DEPOSITS ON THE RESERVES......................................................5
ARTICLE VIII.....................................................................5
   ACCOUNT PAYABLE LIABILITY AND RESERVE BASIS...................................5
ARTICLE IX.......................................................................5
   GENERAL PROVISIONS............................................................5
ARTICLE X........................................................................7
   DAC TAX AGREEMENT.............................................................7
ARTICLE XI.......................................................................8
   RECAPTURE.....................................................................8
ARTICLE XII......................................................................8
   ARBITRATION...................................................................8
ARTICLE XIII.....................................................................9
   DURATION OF AGREEMENT.........................................................9
ARTICLE XIV......................................................................9
   ENTIRE AGREEMENT..............................................................9
ARTICLE XV......................................................................10
   EXECUTION....................................................................10
SCHEDULE A......................................................................11
   BUSINESS REINSURED...........................................................11
SCHEDULE B......................................................................12
   MONTHLY SETTLEMENT REPORT....................................................12
SCHEDULE C......................................................................13
   MONTHLY BUSINESS MANAGEMENT REPORT...........................................13
SCHEDULE D......................................................................14
   ANNUAL REPORT................................................................14

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The Reinsured and the Reinsurer mutually agree to reinsure on the terms and conditions set out below.


                                    ARTICLE I

                              Automatic Reinsurance

1. Insurance. The Reinsured will cede and the Reinsurer will accept as reinsurance the underlying benefit provided by the Guaranteed Minimum Withdrawal Benefit (GMWB) written by the Reinsured as shown in Schedule A.

2. Coverages. The underlying rider may be attached to any contract written by the Reinsured issued between the dates specified in Schedule A.


                                   ARTICLE II

                                    Liability

1. Liability. The liability of the Reinsurer on any reinsurance under this Agreement begins upon the effective date of this Agreement as set forth in Article XV, Execution, and ends after all underlying insurance contracts reinsured associated with the GMWB rider have been terminated. The liability of the Reinsurer to the Reinsured under this Agreement will be the remaining GMWB obligation to any covered contractholder after the basic contract account value has been reduced to zero.

2. The liability of the Reinsurer will be settled and paid to the Reinsured monthly on the basis of the monthly reports prepared by the Reinsured in the form of Schedule B. Payment of any amount due to be paid by the Reinsurer or the Reinsured will be determined on a net basis and will be paid within 5 business days after receipt of the monthly report.

3. This is a contract solely between the Reinsured and the Reinsurer. The obligations under this contract of the Reinsurer are solely to the Reinsured and those of the Reinsured solely to the Reinsurer.


                                  Page 3 of 14

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                                   ARTICLE III

                          Plan and Amount of Insurance

1. Plan. Reinsurance under this Agreement will be on the coinsurance basis in accordance with the underlying GMWB rider issued by the Reinsured and listed on Schedule A.

2. Reduction and Terminations. If any of the underlying insurance contracts reinsured under this Agreement are terminated by payment of a death benefit, surrender or annuitization, the reinsurance will be reduced proportionately.


                                   ARTICLE IV

                              Reinsurance Premiums

 The premium Due Reinsurer by the Reinsured with respect to each insurance contract reinsured is specified in Schedule A.


                                    ARTICLE V

                              Payments by Reinsurer

Benefits. The Reinsurer will pay the Reinsured the remaining obligation under the GMWB rider after permitted withdrawals have reduced the insurance contracts account value to zero.


                                   ARTICLE VI

                          Reporting and Cash Settlement

1. The Reinsured will provide the Reinsurer with information necessary to properly account for the business reinsured.

2. Not later than ten (10) business days after the end of each month, the Reinsured will submit a report substantially in accordance with Schedule B. The Reinsured agrees to provide or make available to the Reinsurer such documentation as may be necessary to support the items reported.

3. Not later than ten (10) business days after the end of each month, the Reinsured will submit a report substantially in accordance with Schedule C.

4. Not later than ten (10) business days after the end of each calendar year, the Reinsured will submit a report substantially in accordance with Schedule D.

5. The Reinsurer and the Reinsured shall consider any balance due and unpaid, whether on account of premiums, allowances, losses or claims expenses, to be mutual debits or


                                  Page 4 of 14

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         credits under this Agreement and will offset, if permitted under the applicable law. Only the balance will be considered in determining the liability of the Reinsurer.

6. Cash settlement of balances due between Reinsured and Reinsurer will be made within five (5) business days of receipt of Schedule B each month.

7. Cash settlement of the balance due for the period since October 3, 2003 through the last day of the month immediately preceding the effective date of this Agreement will be made within five (5) business days of the effective date based on an estimated calculation of the amounts that would have been due on a net basis under Schedule B for the benefits covered, adjusted with interest at the rate of 3% annually.


                                   ARTICLE VII

                            Deposits on the Reserves

The Reinsurer will hold reserves as required by the regulatory body for the benefit covered.


                                  ARTICLE VIII

                                  Reserve Basis



The Statutory Reserve will be calculated by the Reinsured according to the "Commissioner's Annuity Reserve Valuation Method" as prescribed in the Standard Valuation Law.


                                   ARTICLE IX

                               General Provisions

1. Reinsurance Conditions. The reinsurance is subject to the same limitations and conditions as the benefit under the underlying GMWB rider written by the Reinsured on which the reinsurance is based.

2. Expenses. In no event will the Reinsurer have any liability for any extra-contractual damages which are rendered against the Reinsured as a result of acts, omissions or course of conduct committed by the Reinsured in connection with the annuity contracts reinsured under this Agreement. In no event will the Reinsured have any liability for extra-contractual damages against the Reinsurer as a result of acts, omissions, or course of conduct committed by the Reinsurer in connection with the reinsurance of the annuity contracts under this Agreement.

3. Oversights. If failure to pay any premium due or to perform any other act required by this Agreement is unintentional and is caused by misunderstanding or oversight,


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         the Reinsured and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred.

4. Inspection. At any reasonable time, the Reinsurer and the Reinsured may inspect the original papers and any other books or documents at the Home Office of the other relating to or affecting reinsurance under this Agreement.

         It is mutually agreed by the Reinsured and the Reinsurer that any information that is made available for inspection under this section of the Agreement will be kept confidential and under no circumstances may this information be disclosed to, or made available for inspection by, any third party without the prior consent of the other contracting party.

5. Assignment or transfer. In no event will either the Reinsured or the Reinsurer assign any of its rights, duties and or obligations under this Agreement without the prior written approval of the other party. Such approval will not unreasonably be withheld.

         In no event will either the Reinsured or the Reinsurer transfer either the underlying insurance contracts reinsured under this Agreement or the reinsurance without the prior written approval of the other party. Such approval will not unreasonably be withheld.

6. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be construed in accordance with the applicable federal law and the laws of the State of Connecticut.

7.       Premium Taxes. The Reinsurer will not be liable for premium taxes.

8. Insolvency. In the event of the declared insolvency of the Reinsured, and the appointment of a domiciliary liquidator, receiver, conservator or statutory successor for the Reinsured, this reinsurance will be payable immediately upon demand, with reasonable provision for verification, directly to the Reinsured or its domiciliary liquidator, receiver, or conservator or statutory successor, on the basis of the liability of the Reinsured without diminution because of the insolvency of the Reinsured or because the liquidator, receiver, conservator or statutory successor of the Reinsured has failed to pay all or a portion of any claim.

         Every liquidator, receiver, conservator or statutory successor of the Reinsured or guaranty fund or association will give written notice to the Reinsurer of the pendency of a claim involving the Reinsured indicating which of the underlying insurance contracts would involve possible liability on the part of the Reinsurer to the Reinsured or its domiciliary liquidator, receiver, conservator or statutory successor, within a reasonable amount of time after the claim is filed in the conservation, liquidation, receivership or other proceeding.

         During the pendency of any claim, the Reinsurer may investigate the same and interpose, at its own expense, in the proceeding where that claim is to be adjudicated, any defense or defenses that it may deem available to the Reinsured, to its contract owner, or to any

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         liquidator, receiver or statutory successor of the Reinsured or guaranty fund or association. The expenses thus incurred by the Reinsurer will be chargeable, subject to approval of the applicable court, against the Reinsured as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Reinsured as a result of the defense undertaken by the Reinsurer.

         This reinsurance will be payable directly to the Reinsurer to the Reinsured or to its domiciliary liquidator, receiver, conservator or statutory successor, except as expressly required otherwise by applicable insurance law.

9. Insolvency of the Reinsurer. In the event of the insolvency, bankruptcy, receivership, rehabilitation or dissolution of the Reinsurer, the Reinsured may retain all or any portion of any amount then due or which may become due to the Reinsurer under this Agreement and use such amounts for the purposes of paying any and all liabilities of the Reinsurer incurred under this Agreement. When all such liability hereunder has been discharged, the Reinsured will pay the Reinsurer, its successor or statutory receiver, the balance of such amounts withheld as may remain.


                                    ARTICLE X

                                DAC Tax Agreement

1. The Reinsured and the Reinsurer, herein collectively called the "Parties", or singularly the "Party", hereby enter into an election under Treasury Regulations Section 1.848-2(g) (8) as promulgated under the Internal Revenue Code, as found in Title 26 of the United States Code, hereinafter referred to as the Regulations and the IRC. Both parties agree to make the election contemplated by this Section 14 by timely attaching to their U.S. tax returns the schedule contemplated by Section 1.848-2(g)(8)(ii) of the Regulations. Furthermore, the parties agree to the following:

          a. For each taxable year under this Agreement, the party with the net positive consideration, as defined in the Regulations, will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848 (c) (1);

          b. The Reinsured and the Reinsurer agree to exchange information pertaining to the net consideration under this Agreement each year to insure consistency or as otherwise required by the U.S. Internal Revenue Service;

          c. The Reinsured will submit to the Reinsurer by May 1 of each year its calculation of the net consideration for the preceding calendar year.

          d. The Reinsurer may contest such calculation by providing an alternative calculation to the Reinsured in writing within 30 days of the Reinsurer's receipt of the Reinsured's calculation. If the Reinsurer does not so notify the Reinsured, the Reinsurer will

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               report the net consideration as determined by the Reinsured in the Reinsurer's tax return for the previous calendar year;

          e. If the Reinsurer contests the Reinsured's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date the Reinsurer submits its alternative calculation. If the Reinsured and the Reinsurer do not reach agreement on the net amount of consideration within such 30-day period, then the net amount of consideration for such year shall be determined by an independent accounting firm acceptable to both the Reinsured and the Reinsurer within 20 days after the expiration of such 30-day period.

          f. The Reinsured and the Reinsurer agree that this election shall first be effective for the 2004 calendar tax year and will be effective for all subsequent taxable years for which this Agreement remains in effect.

               The Reinsurer and the Reinsured represent and warrant that they are subject to U.S. taxation under either Subchapter L of Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the IRC of 1986, as amended.

                                   ARTICLE XI

                                    Recapture

The business reinsured under this Agreement will not be eligible for recapture, except through mutual agreement of both parties.


                                   ARTICLE XII

                                   Arbitration

1. Any controversy or claim arising out of or relating to this Agreement will be settled by arbitration.

2. There must be three arbitrators who will be active, prior or retired officers of life insurance companies other than the contracting companies or their subsidiaries or affiliates. Each of the contracting companies will appoint one of the arbitrators and these two arbitrators will select the third.

         In the event either contracting company fails to choose an arbitrator within thirty (30) days after the other contracting company has given written notice of its arbitrator appointment, the contracting company which has given written notice may choose two arbitrators who will in turn choose a third arbitrator before entering arbitration. If the two arbitrators are unable to agree upon the selection of a third arbitrator within thirty (30) days following their appointment, each arbitrator will nominate three candidates within ten (1) days thereafter, and the final selection will be made a court of competent

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         jurisdiction from among the submitted names (three each) or any other persons the court finds to be a qualified and impartial arbitrator.

3. With regard to (2) above, arbitration must be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association that will be in effect on the date of delivery of demand for arbitration.

4. Each contracting company will pay its arbitrator and its arbitration expenses and the two companies will share equally the third arbitrator's expenses.

5. The award agreed by the arbitrators will be final and binding upon the parties, and judgment may be entered upon it in any court having jurisdiction.


                                  ARTICLE XIII

                              Duration of Agreement

1. This Agreement may be terminated with respect to new insurance contracts at any time by either company giving ninety (90) days' written notice of termination. The day the notice is deposited in the mail addressed to the Home Office or to an Officer of either company will be the first day of the ninety (90) day period.

2. During the ninety (90) day period, this Agreement will continue to remain in force.

3. After termination, the Reinsurer and the Reinsured will remain liable for all reinsurance that became effective prior to the termination of the Agreement.


                                   ARTICLE XIV

                                Entire Agreement

This Agreement will constitute the entire agreement between the parties with respect to the business being reinsured hereunder. There are no understandings between the parties other than as expressed in this Agreement. Any change or modification to this Agreement will be null and void unless made by amendment to this Agreement and signed by both parties.

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                                   ARTICLE XV

                                    Execution

In witness of the above, this Agreement is signed in duplicate at the dates and places indicated and will be effective as of October 1, 2004.



AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
At Shelton, Connecticut

On:
     --------------------------------------------------------------------------

Signature:
            -------------------------------------------------------------------

By:           Zafar Rashid
              -----------------------------------------------------------------

Title:        Vice President & Chief Financial Officer
              -----------------------------------------------------------------


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
At Newark, New Jersey

On:
              -----------------------------------------------------------------

Signature:
              -----------------------------------------------------------------

By:           David R. Odenath
              -----------------------------------------------------------------

Title:        Senior Vice President
              -----------------------------------------------------------------

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                                   SCHEDULE A

                               Business Reinsured


1.   Form Name and Type            Issued Dates            Form Number
     ---------------------------------------------------------------------------
     GMWB Rider                 10/03/03 to current        RID-GMWB(1/03)
                                                           RID-GMWB(1/03)GP
                                                           RID-GMWB(1/03)IND MA
                                                           RID-GMWB(1/03)TX

2. Claims arising under the GMWB rider are equal to the remaining GMWB protected value under a contract after permitted withdrawals have reduced the contract's account value to zero, paid as due under the rider to the extent that the GMWB benefit is greater than the benefit under the base contract or other riders attached to the contract.

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                                   SCHEDULE B

                            Monthly Settlement Report


A.   Due Reinsurer

     1. ____________. After the end of each month the monthly equivalent of this fee will be applied to the sum of 1/2 of the Variable Account balances for all contracts covered under this Agreement as of the last business day of the preceding month and 1/2 of the Variable Account balances for all contracts covered under this Agreement as of the last business day of the month prior to the preceding month.



B.   Due Reinsured

     1.   Any claim associated with the GMWB benefit as defined in the rider.



C.   Balance During the Period = A(1) - B(1)

     o    If positive, the balance is due to be paid by the Reinsured.

     o    If negative, the balance is due to be paid by the Reinsurer



         The above information will be provided by the Reinsured on an aggregate basis. The individual insurance contract data will be available to the Reinsurer on a computer tape or diskette upon request.

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                                   SCHEDULE C

                       Monthly Business Management Report


A.   Informational Reports

     1. Reserve Report showing the statutory reserves, Account Values and Surrender Value.

     2. Production report with premiums (split by initial and additional premiums) and contract counts, including the number of insurance contracts in force at the beginning and at the end of the month.

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                                   SCHEDULE D

                                  Annual Report



The annual report will provide the following information:

          "Exhibit of Number of Policies, Contracts and Certificates for Annuities": from the NAIC-prescribed annual statement.